     Exhibit 21.  Subsidiaries of the Registrant
     ___________________________________________
     The Timken Company has no parent company.
     The active subsidiaries of the Company (all of which are included in the consolidated financial statements of the Company and its subsidiaries) are as follows:
                                                     Percentage of
                                                     voting securities
                                 State or sovereign  owned directly
                                 power under laws    or indirectly
     Name                        of which organized  by Company
     __________________________________________________________________
     MBP Corporation                  Delaware              100%
     Timken Super Precision-
       Europa B.V.                    Netherlands           100%
     Timken Super Precision-
       Singapore Pte. Ltd.            Singapore             100%
     Timken UK, Ltd.                  England               100%
     Australian Timken Proprietary,
       Limited                        Victoria, Australia   100%
     Timken do Brasil
       Comercio e Industria, Ltda.    Sao Paulo, Brazil     100%
     British Timken Limited           England               100%
     Canadian Timken, Limited         Ontario, Canada       100%
     Timken Communications Company    Ohio                  100%
     Timken Alloy Steel Europe
       Limited                        England               100%
     EDC, Inc.                        Ohio                  100%
     Timken Engineering and Research -
       India Private Limited          India                 100%
     Timken Espana, S.L.              Spain                 100%
     Timken Germany GmbH              Germany               100%
     Timken Europe B.V.               Netherlands           100%
     Timken Finance Europe B.V.       Netherlands           100%
     Handpiece Headquarters Corp.     Delaware              100%
     Timken India Limited             India                  80%
     Timken Industrial Services       Delaware              100%
     Timken Italia, S.R.L.            Italy                 100%
     Timken Korea Limited Liability
       Corporation                    Korea                 100%
     Timken Latrobe Steel Company     Pennsylvania          100%
     OH&R Special Steels Company      Delaware              100%
     Timken Latrobe Steel-Europe Ltd. England               100%
     Timken de Mexico S.A. de C.V.    Mexico                100%
     MPB Export Corporation           Delaware              100%
     Nihon Timken K.K.                Japan                 100%
     Timken Precision Components,
       SAS                            France                100%
     Timken Polska Sp.z.o.o.          Poland                100%
     Rail Bearing Service Corporation Virginia              100%

     Exhibit 21.  Subsidiaries of the Registrant (cont).
     _______________________________________________
                                                     Percentage of
                                                     voting securities
                                 State or sovereign  owned directly
                                 power under laws    or indirectly
     Name                        of which organized  by Company
     __________________________________________________________________
     Timken Rail Service Company      Russia                100%
     Timken Receivables Corporation   Delaware              100%
     Timken Romania S.A.              Romania                96%
     The Timken Corporation           Ohio                  100%
     The Timken Service & Sales Co.   Ohio                  100%
     Timken Servicios Administrativos
       S.A. de C.V.                   Mexico                100%
     Timken Singapore Pte. Ltd.       Singapore             100%
     Timken South Africa (Pty.) Ltd.  South Africa          100%
     Timken de Venezuela C.A.         Venezuela             100%
     Yantai Timken Company Limited    China                 100%
     The Company also has a number of inactive subsidiaries which were incorporated for name-holding purposes and a foreign sales corporation subsidiary.